[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.13

Amendment to Anemia License and Collaboration Agreement

This Amendment (the “Amendment”) to the Anemia License and Collaboration Agreement dated as of April 28, 2006, by and between Astellas Pharma Inc. and FibroGen, Inc. (the “Agreement”) shall be effective as of August 31, 2006.

The Parties, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:

(1)	Item i) of the Section of the Agreement entitled “Upfront and Milestone Payments to FibroGen” (hereinafter the “Upfront Section”) shall be amended in its entirety to read as follows: “$40 million US dollars within fourteen (14) business days in Japan of execution of this Agreement, $20 million US dollars within fourteen (14) business day in Japan of issuance by FibroGen to Astellas of an invoice after the execution of this Amendment, $20 million US dollars within fourteen (14) business days in Japan of the earlier of the execution of the Detailed Commercialization Agreement (as defined below) or the conversion of the Agreement into the final operative Agreement, $70 million US dollars on January 31, 2007, $70 million dollars on January 31,2008, and $80 million US dollars on January 31,2009 (collectively, the “Upfront Payments”);”

(2)	Item ii) of the Upfront Section shall be amended in its entirety to read as follows: “$20 million US dollars upon submission by FibroGen to Astellas of written notice that the first Phase IIb clinical trial (provided such trial is included within Exhibit D attached hereto) has been Initiated for a first Product in any of the Core Indications (except for [ * ]) in any country in the EU or the US;”

(3)	A new Item iii) of the Upfront Section shall be added as follows: “$20 million US dollars upon Initiation after the execution of this Amendment of the next Phase IIb clinical trial (provided such trial is included within the Transatlantic Clinical Development Plan, contained in Exhibit D attached hereto, or is otherwise agreed by the Parties, and such trial is for a different Core Indication than the Core Indication studied under the Phase IIb clinical trail in item ii) above) for the same Product that triggered the milestone payment under ii) above in any of the Core Indications (except for [ * ]) in any country in the EU or the US;”

(4)	The current Items iii) through vi) of the Upfront Section shall be renumbered as Items iv) through vii), respectively, and the paragraph immediately below new Item vii) shall be amended in its entirety to read as follows: “Each of the payments to be made under (ii)–(vii) above and under the “Milestone Payments to FibroGen for Approval Success” section below shall be a “Milestone Payment” for the purposes of this Agreement.”

Confidential

(5)	The Section of the Agreement entitled “Legal Effect” shall be amended in its entirety to read as follows: “This Agreement shall constitute the operative agreement between FibroGen and Astellas and shall be in full force and effect as of its execution by the parties. The parties shall make best efforts to enter into a more detailed collaboration agreement reflecting more fully the terms and conditions of this Agreement (the “Detailed Commercialization Agreement”) by December 1, 2006. If the parties do not enter into a Detailed Commercialization Agreement by such date, then this Agreement shall become the final operative agreement governing the relationship between the parties.”

(6)	Except as otherwise provided herein, the Agreement has not been modified or amended and remains in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment to Anemia License and Collaboration Agreement as of the date first set forth above.

FIBROGEN, INC.

By:	/s/ William Hodder
William Hodder
Vice President, Business Development

ASTELLAS PHARMA INC.

By:	/s/ Masaki Doi
Masaki Doi
Vice President, Business Development

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.